STONEBRIDGE ADVISORS LLC
                                 CODE OF ETHICS

I. STATEMENT OF GENERAL PRINCIPLES

     This Code of Ethics (the "CODE") has been adopted by Stonebridge Advisors LLC ("STONEBRIDGE") and is designed to comply with Rule 204A-1 under the Investment Advisers Act of 1940 (the "ADVISERS ACT").

     This Code has been created because Stonebridge owes a fiduciary duty of loyalty at all times to its clients, including investment companies for which we provide investment advisory services. This duty requires us to act in the best interests of our clients and always place the clients' interests first and foremost. In recognition of this duty it is Stonebridge's policy that the personal securities transactions and other activities of firm personnel be conducted within the limits of this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility. Such conflicts could arise through activities including but not limited to, taking an investment opportunity from a client for an employee's own portfolio, "insider trading" or "front-running."

     Stonebridge personnel must not take inappropriate advantage of their position with respect to investors in investment companies for which the firm provides investment advisory services. All personnel should avoid any situation that might compromise or call into question their independent judgment with respect to the interest of clients including investors in investment companies for which the firm provides investment advisory services.

     Under to the Advisers Act, Stonebridge and its personnel are subject to the following specific fiduciary obligations when dealing with clients:

     o The duty to have a reasonable, independent basis for the investment advice provided;
     o The duty to obtain best execution for a client's transactions where Stonebridge is in a position to direct brokerage transactions for that client;
     o The duty to ensure that investment advice is suitable to meeting each client's individual objectives, needs and circumstances; and
     o A duty to be loyal to clients.

     Stonebridge expects all personnel to demonstrate the highest standards of ethical conduct for continued employment. Strict compliance with the provisions of the Code is a basic condition of employment at Stonebridge. Employees should seek the advice of the Chief Compliance Officer for any questions regarding the Code or the application of the Code to their individual circumstances. Stonebridge personnel should understand that a material breach of the provisions

___________________________________
(1) As amended on February 15, 2010.


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of the Code may constitute grounds for disciplinary action, including termination of employment.

II. DEFINITIONS

For Purposes of this Code of Ethics:

     A. "CLIENT" means any client of Stonebridge, including separately managed accounts and any Reportable Fund (defined below).

     B. "ACCESS PERSON" means any Supervised Person who: (1) has access to nonpublic information regarding any Clients' purchase or sale of securities or nonpublic information regarding the portfolio holdings of any Client; or
     (2) is involved in making securities recommendations to Clients that are nonpublic or who has access to such recommendations that are nonpublic. (Note: Given the responsibilities of each person in at Stonebridge and the small number of persons employed, each employee is considered to be an Access Person).

     C. "SUPERVISED PERSON" includes any of Stonebridge's directors, officers, partners (or other persons occupying a similar status or performing similar functions) and any other person who is subject to Stonebridge's supervision and control.

     D. "ACCOUNT" includes the accounts of any employee and includes accounts of the employee's immediate family members (any relative by blood or marriage living in the employee's household), and any account in which he or she has a direct or indirect beneficial interest, such as trust and custodial accounts or other account in which the employee has a beneficial interest or exercises investment discretion.

     E. "BENEFICIAL OWNERSHIP" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 in determining whether a person is a beneficial owner of a security for purposes of Section 16 of such Act and the rules and regulations thereunder.

     F. "REPORTABLE SECURITY" means any security as defined in Section 202(a)(18) of the Advisers Act, except that it does not include: (i) transactions and holdings in direct obligations of the US government; (ii) bankers' acceptances, bank certificates of deposit, commercial paper and other high quality short-term debt instruments including repurchase agreements; (iii) shares issued by money market mutual funds; (iv) transactions and holdings in shares of other types of open-end mutual funds, unless Stonebridge or a control affiliate acts as the investment adviser or principal underwriter for the fund; and (v) transactions in units of a unit investment trust if the unit investment trust is invested exclusively in mutual funds, unless Stonebridge or a control affiliate acts as the investment adviser or principal underwriter for the fund. See definition of "Reportable Fund" below.


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     G. "REPORTABLE FUND" has the same meaning as it does in Rule 204A-1, and generally means (1) any fund for which Stonebridge serves as an investment adviser (including sub-adviser), including closed-end funds and open-end funds, (2) any fund whose investment adviser or principal underwriter controls Stonebridge, is controlled by Stonebridge, or is under common control with Stonebridge, or (3) exchange-traded funds ("ETFS"), including both open-end ETFs and ETFs that are unit investment trusts.

III. STANDARDS OF BUSINESS CONDUCT

     Stonebridge and all of its Access Persons shall at all times comply with and adhere to the following standards of business conduct which reflect the firm's and employees' fiduciary obligations.

     Stonebridge and all Access Persons must at all times comply with applicable federal securities laws, including the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach Bliley Act, any rules adopted by the SEC under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted there under by the SEC or the Department of the Treasury.

     In connection with these standards, Access Persons shall not, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by a Client:

     o Defraud the Client in any manner;
     o Mislead the Client by making a statement that omits material facts;
     o Engage in any act, practice or course of conduct which operates or would operate as a fraud or deceit upon the Client;
     o Engage in any manipulative practice with respect to the Client; or
     o Engage in any manipulative practice with respect to securities, including price manipulation.

     Section 204A of the Advisers Act requires the establishment and enforcement of policies and procedures reasonably designed to prevent the misuse of material nonpublic information by investment advisers. Such policies and procedures are contained in this Code and are referred to in Stonebridge's Compliance Manual.

     This Code contains policies and procedures with respect to the personal securities transactions of all Access Persons of Stonebridge. These procedures cover transactions in Reportable Securities and Reportable Funds in which the Access Person has a beneficial interest or in accounts over which the Access Person exercises control as well as transactions by members of the Access Persons immediate family and/or household members.


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     As a fiduciary, Stonebridge has an affirmative duty of care, loyalty and honesty and good faith to act in the best interests of Clients. Access Persons can fulfill this duty by trying to avoid conflicts of interest and by fully disclosing all material facts with respect to any conflicts that may arise. Specific types of conflicts of interest that are prohibited may include:

     o Conflicts among different Client accounts or favoring one account over another;
     o Competition with trading in Client accounts.

     All Access Persons are prohibited from trading, either for their own accounts or on behalf of others, while in possession of material nonpublic information as well as communicating material nonpublic information to others.

IV. PROHIBITION AGAINST INSIDER TRADING

     It Stonebridge's policy that no Access Person shall act upon or otherwise misuse material nonpublic or inside information.

     The following procedures have been established to aid Stonebridge Access Persons in avoiding insider trading and to aid in preventing, detecting and imposing sanctions against insider trading. Every Access Person of Stonebridge must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties.

     An individual legitimately may be uncertain about the applications of the rules contained in this Code in a particular circumstance. Often, a single question can help to avoid disciplinary action or complex legal problems. If you have any questions about these procedures or have any reason to believe that a violation has occurred or is about to occur, you should immediately contact the Chief Compliance Officer.

1. IDENTIFYING INSIDE INFORMATION

     Before trading for yourself or others, including accounts managed by Stonebridge, in the securities of a company about which you may have potential inside information, ask yourself the following questions:

i. Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially affect the market price of the securities if generally disclosed?

ii. Is the information nonpublic? To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in Reuters, The Wall Street Journal or other publications of general circulation?


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  If, after consideration of the above, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should take the following steps.

  i.   Report the matter immediately to the Chief Compliance Officer.

  ii. Do not purchase or sell the securities on behalf of yourself or others, including Client Accounts.

  iii. Do not communicate the information inside or outside of Stonebridge, other than to the Chief Compliance Officer.

  iv. After the Chief Compliance Officer has reviewed the issue, you will be instructed whether to continue the prohibitions against trading and communication, or to trade upon and/or communicate the information.

  If, after consideration of the items above, doubt remains as to whether information is material or nonpublic, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any action, it must be discussed with the Chief Compliance Officer before trading or communicating the information to anyone. This degree of caution will protect you, the firm's Clients and Stonebridge.

2. RESTRICTING ACCESS TO MATERIAL NONPUBLIC INFORMATION

     Information in the possession of any Access Persons that is material and nonpublic may not be communicated to anyone, including persons within Stonebridge, except as provided above. In addition, care should be taken so that such information is secure. For example, files containing material nonpublic information should be sufficiently safeguarded to protect their confidentiality. This includes password protection on terminals, locked file cabinets or drawers and a "clean desk" policy when an Access Person is not present at his/her work area. In summary, all Access Persons must make a good faith effort to restrict access to material nonpublic information.

3. TENDER OFFERS

     Tender offers represent a particular concern in the law of insider trading for two reasons.

     First, tender offer activity often produces extraordinary gyrations in the price of the target company's securities. Trading during this time is more likely to attract regulatory attention.


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     Second, the SEC has adopted a rule which forbids trading and "tipping"
while in possession of material nonpublic information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either. Access Persons of Stonebridge should exercise extreme caution when and if they become aware of nonpublic information regarding a tender offer.

4. CHINESE WALLS

     Occasions arise when an individual in another department requires information from the research or sales department. Such occasions necessitate procedures that allow an investment banking employee to obtain the needed information without disclosing the purpose of the request and "tipping" the research or sales departments. The scope and form of an information request itself may, in certain circumstances, tip the employee. In these instances, it may be necessary to bring a research or sales employee "over the wall" before making a request. Prompt notification should be made to the Chief Compliance Officer of any "wall crossing".

     Information blocking devices, commonly known as "Chinese" walls, have long been used by commercial banks and multi-service securities firms to reduce the possibility that confidential information learned by one department will be used by another department for the purpose of trading or recommending securities. The key concept underlying a Chinese wall is to confine material nonpublic information to persons who have a "need to know" the information. These are typically persons within the same department whose assistance is necessary for a firm to complete its assignment effectively.

     Adequate Chinese Walls must include policies and procedures reasonably designed to limit or contain the necessary flow of material nonpublic information to employees who have a need to know. They include: (1) a policy statement in this regard; (2) the physical separation of the trading and sales departments from departments which regularly receive confidential information;
(3) other restrictions to access, such as separate recordkeeping and support systems for sensitive departments; and (4) supervision of interdepartmental communications involving material nonpublic information.

     An employee who is brought over the wall is treated as a temporary member of the investment banking department possessing material nonpublic information for Chinese wall surveillance purposes.

     In instances where employees are brought over the wall, a firm must document and maintain written records of: (1) the name of the employee brought over the wall; (2) the employee's department; (3) the date; (4) the name of the issuer(s) involved; and (5) the name of the person requesting that the wall be crossed. It is not necessary for a firm to record the reasons for bringing a particular employee over the wall if it is apparent from the employee's department affiliation.


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     As a matter of Stonebridge policy, any material originating from the research or investment banking areas will be on separate internal stationary with the proper restrictions. This information will also receive preapproval from the appropriate departmental manager and the Chief Compliance Officer prior to internal distribution.

     Any and all information that is to be released from Stonebridge for external distribution will be on separate stationary which carries the proper disclosures and disclaimers upon it. This information will also receive preapproval from the appropriate departmental manager and the Chief Compliance Officer prior to release.

5.       THE RESTRICTED LIST

     The Insider Trading and Securities Fraud Act of 1988 empowered the SEC with the authority to ensure that those firms or their affiliates that conduct investment banking, research or arbitrage activities maintain some form of watch list and/or restricted list for employee and proprietary trading.

      In a typical multi-securities firm, stocks are placed on a restricted list when:

     a) a public announcement is made about a tender offer, merger, or exchange offer in which the firm is participating;

     b) potential leaks of information could appear to affect the trading in a transaction in which the firm has been retained; or

     c) a firm is participating in a distribution of securities subject to SEC rule 10b-6 (prohibition Against Trading by Persons Interested in a Distribution).

     Access Persons should be warned that the names on a restricted list are highly confidential and are not to be disclosed to anyone outside of the firm. For purposes of the restricted list, "employees" are defined as the employee, the employee's spouse, minor children, and any other relative (including in-laws) or person residing with the employee or to whose support the employee contributes. The restrictions apply to any account in the name of the employee, or over which the employee has control or a beneficial interest. See Attachment A for a copy of Stonebridge's Restricted List.

6.       THE WATCH LIST

     A watch list is a highly confidential list of securities about which the firm has or is likely to receive confidential information. Securities are generally placed on a watch list before a transaction becomes public. Once the transaction that caused a security to be included on the watch list is announced, the security is generally moved to the restricted list. The reason for using the watch list rather that the restricted list before the transaction becomes public is that placement of a security on the restricted list can be a signal to sophisticated investors. However, for Stonebridge's purposes at this time, if there is a security that requires being placed on a watch list, it will instead be placed on our restricted list. The reasons for this are for


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administrative and regulatory ease in monitoring account activity for insider trading.

V.      PERSONAL SECURITIES TRANSACTIONS

     Stonebridge has adopted the following principles governing personal investment activities by Stonebridge Access Persons:

     o The interest of Client Accounts will at all times be placed first;
     o All personal securities transactions will be conducted in such a manner as to avoid any actual or potential conflicts of interest or any abuse of an individual's position of trust and responsibility; and
     o Supervised Persons must not take inappropriate advantage of their positions.

     In furtherance of the general principles and standards of business conduct set forth in the Code, the following practices shall be prohibited:

   A. No Access Person shall purchase any security during the initial public offering of such security.

   B. No Access Person shall purchase any security in a private placement transaction unless the purchase has been approved in writing and in advance by the Chief Compliance Officer. In considering whether to approve any such transaction, the Chief Compliance Officer shall take into account, among other factors, whether the investment opportunity should be reserved for Clients and whether the opportunity is being offered to an individual by virtue of his position. Any Access Person who has been authorized to acquire securities in a private placement shall disclose that investment to the Chief Compliance Officer before he takes part in a subsequent consideration of any Client's investment in that issuer, and the decision to include securities of such issuer in a Client's portfolio shall be subject to independent review by the Chief Compliance Officer. The Chief Compliance Officer shall maintain a written record of any approvals granted hereunder including the reasons supporting such approvals.

  C. No Access Person shall purchase or sell a security within seven days before or after that security is bought or sold by a Client.

  D. Access Persons may purchase shares of any Reportable Fund provided that the initial purchase may not be during the initial public offering of the closed-end fund. (See Item A above.) The initial purchase may be made only during the fifteen (15) day period beginning the day after the first dividend is declared and published by the fund. Subsequent purchases and sales may be made at any time except during the period starting five (5) business days before a public announcement concerning the fund and ending


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     five (5) business days after such public announcement; and only after written approval by the Chief Executive Officer, or in his absence, the Chief Compliance Officer.

  E. No Access Person shall profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities within 30 days.

Note: Any provision of the Code prohibiting any transaction by an Access Person shall prohibit any transaction in which such person has, obtains or disposes of any beneficial ownership interest.

VI. OUTSIDE EMPLOYMENT OR OTHER ACTIVITIES

     Any employment or other outside activity by an Access Person may result in possible conflicts of interests for the Access Person or for the firm and therefore should be reviewed and approved by the Access Person's supervisor and the Chief Compliance Officer.

     Outside activities which must be reviewed and approved include such activities as the following:

     1) Being employed or compensated by any other entity;
     2) Being active in any other business including part-time, evening or weekend employment;
     3) Serving as an officer, director, partner, etc. for any other entity;
     4) Ownership interest in any non-publicly traded company or other private investments; or
     5) Public speaking or writing activities.

     Written approval for any of the above activities is to be obtained by an Access Person before undertaking any such activity so that a determination may be made that the activities do not interfere with any of the employee's responsibilities at Stonebridge and any conflicts of interests in such activities may be addressed.

     Each Access Person shall annually review a list provided to them of the outside business activities that they previously disclosed to the Chief Compliance Officer. See Exhibit C. This report must be reviewed as to its correctness with any necessary additions and/or deletions made, signed and dated by each Access Person.

VII. GIFTS, REBATES, CONTRIBUTIONS OR OTHER PAYMENTS

     Due to the numerous relationships that Stonebridge has with its clients and other entities, Access Persons may not solicit gifts or gratuities. Also, gifts of an extraordinary or extravagant nature that are offered to an Access Person are to be declined or returned in order to not compromise the reputation of the


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Access Person or the firm. Recent widely-publicized instances of lavish entertainment and extravagant gifts have led to enforcement actions against investment advisers and broker-dealers. Gifts of nominal value or those that are customary in the industry such as meals, entertainment, etc. are appropriate.

     Also, the NASD and NYSE have requirements that no employee of a member firm may give gifts in excess of $100 to any person at another firm or securities or financial institution without the prior approval of the employee's firm. In addition, there is Department of Labor guidance for the annual reporting of gifts or entertainment over $250 in value by advisers or employers to persons affiliated with a union.

     Any form of a loan by an employee to a client or by a client to an employee is not allowed as a matter of firm policy and good business practice.

     Recently adopted "Pay-to-play" rules prohibit an investment adviser from receiving advisory fees from state and local governments, agencies, etc. for two years if an advisory person made political contributions to an elected official who could, directly or indirectly, influence the selection of the advisory firm for services.

     Each Access Person must report any gift he or she receives from any client, or financial industry person or firm with which Stonebridge does business or might do business. Each Access Person must also report all political contributions made to any state or local official, whether elected or otherwise, or any state or local candidate for office.

     Each Access Person shall annually review a list provided to them of the gifts and/or contributions that they have made or received that were previously disclosed to the Chief Compliance Officer. See Exhibit D. This report must be reviewed as to its correctness with any necessary additions and/or deletions made, signed and dated by each Access Person.

     Any questions about gifts, gratuities or other payments to or from employees are to be reviewed by the employee's supervisor and the Chief Compliance Officer.

VIII. REPORTING REQUIREMENTS

     In order to effectuate and monitor the foregoing policies and prohibitions, all Access Persons shall be required to comply with the following procedures:

     A. The Portfolio Managers of Stonebridge shall provide the Chief Compliance Officer with a daily summary of buy and sell orders entered by, on behalf of, or with respect to Clients.

     B. Each Access Person shall direct any broker-dealers at which he or she maintains brokerage accounts to provide on a timely basis (within 30 days of the calendar quarter) duplicate copies of trade confirmations


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           and account statements for all securities accounts to the Chief
           Compliance Officer, Stephen de Vore, at the following address:

                          Alaric Compliance Services LLC
                          150 Broadway, Suite 302
                          New York, NY 10038
                          Attn:  Stephen de Vore

                          Email - sdevore@alariccompliance.com
                          Office - 646-237-3487
                          Fax - (212) 608-1606

     C. Upon commencement of employment with Stonebridge, each Access Person shall no later than ten (10) days after the person becomes an Access Person, provide copies of all applicable brokerage statements to the Chief Compliance Officer and arrange for duplicate copies of all trade confirmations and account statements to be sent to the above address on an ongoing basis. These brokerage statements must include the following items: title and type of security, ticker symbol/CUSIP number, number of shares, principal amount, interest rate and maturity date, if applicable, broker name, broker-dealer where the account is maintained and the date the report is submitted. All statements submitted must be current as of a date no more than forty-five (45) days before the person became an Access Person.

     D. Each Access Person shall within 30 days of the end of each calendar year, review a list provided to them of the brokerage accounts for which Stonebridge presently receives duplicate statements. See Exhibit B. These brokerage statements must include the following items: title and type of security, ticker symbol/CUSIP number, number of shares, principal amount, interest rate and maturity date, if applicable, broker name, broker-dealer where the account is maintained and the date the report is submitted. The report must be reviewed as to its correctness with any necessary additions and/or deletions made, signed and dated by each Access Person.

     E. Each Access Person must, no later than thirty (30) days after the end of each calendar quarter, provide a quarterly transaction report for each account to include the following items: date of transaction, title and type of security, ticker symbol/CUSIP number, interest rate and maturity date (if applicable), number of shares, principal amount, nature of transaction (buy/sell), price transaction(s) effected, broker-dealer that effected the transaction(s) and the date the report was submitted. This may be accomplished via duplicate statements provided to the Chief Compliance Officer as described above.


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     F.    The Chief Compliance Officer shall review all reports submitted by
           Access Persons to ensure that all reporting requirements are met.

IX.  EXEMPTIONS

     The following transactions shall be exempt from the Reporting Requirements included in Section VIII above.

         o  Direct obligations of the United States government;

         o Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

         o  Shares issued by money market funds;

         o  Shares issued by open-end funds other than Reportable Funds;

         o Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds;

         o Securities held in accounts over which the Access Person has no direct influence, control or beneficial interest; or

         o Transactions effected pursuant to an automatic investment plan, including dividend reinvestment plans.

X.   REPORTING OF VIOLATIONS AND ANNUAL CERTIFICATION

     All Access Persons must report any violations of this Code of Ethics promptly to the Chief Compliance Officer.

     The Chief Compliance Officer shall provide each Access Person with a copy of this Code of Ethics and any amendments and require each Access Person to provide a written acknowledgement of their receipt of the Code of Ethics upon being hired, when amended and annually thereafter.

     Each Access Person shall annually certify to Stonebridge that he/she has received, read and understands this Code of Ethics and recognizes that he/she is subject to it and that he/she has complied with the requirements of this Code of Ethics by submitting the form attached hereto as Exhibit A.

XI.      SANCTIONS


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     Upon discovery of a violation of this Code of Ethics, including either violations of the enumerated provisions, the general principles or the standards of business conduct described herein, Stonebridge may impose such sanctions as it deems appropriate, including, but not limited to, a fine, letter of censure, suspension or termination of the employment of the violator.

XII. RECORDS

     The Chief Compliance Officer shall maintain and/or cause to be maintained in a readily accessible place the following records:

     o A copy of any Code adopted by Stonebridge pursuant to Advisers Act Rule 204A-1 which is or has been in effect during the past five (5) years;

     o A record of any violation of the Code and any action that was taken as a result of such violation for a period of five (5) years from the end of the fiscal year in which the violation occurred;

     o A record of all written acknowledgements of receipt of the Code and amendments thereto for each person who is currently, or within the past five (5) years was, an Access Person which shall be retained for five (5) years after the individual ceases to be an Access Person of Stonebridge;

     o A copy of each report and/or certification made pursuant to Advisers Act Rule 204A-1, including any brokerage confirmations and statements received in lieu of these reports;

     o A list of all persons who are, or within the preceding five (5) years have been Access Persons of Stonebridge;

     o A record of any decision and reasons supporting such decision to approve an Access Person's acquisition of securities in IPOs and limited offerings within the past five (5) years after the end of the fiscal year in which such approval was granted.

     o A copy of each report required by Rule 17j-1(c)(2)(ii) shall be maintained for at least five (5) years after the end of the fiscal year in which it is made, the first two (2) years in a readily accessible place.

Adopted as of November 1, 2008
As amended January 29, 2010
As amended July 26, 2010
As amended February 15, 2012


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ATTACHMENT A

                                RESTRICTED LIST

PLEASE DESTROY AFTER READING

HIGHLY CONFIDENTIAL INFORMATION

NO ACCESS PERSON OF STONEBRIDGE MAY PURCHASE OR SELL SECURITIES THAT APPEAR ON THIS LIST UNTIL 72 HOURS AFTER THEY ARE REMOVED FROM THE LIST. THERE ARE NO EXCEPTIONS OR EXCEPTION LISTS. IN ADDITION, ACCESS PERSONS MAY NOT TRADE IN THE SECURITIES ON THIS LIST OR RECOMMEND THESE SECURITIES TO THEIR CLIENTS. FINALLY, THE IDENTITY OF ANY SECURITY ON THIS LIST MUST NOT BE DISCLOSED TO ANY THIRD PARTY AND THE LIST ITSELF MUST BE MAINTAINED IN AN ABSOLUTELY CONFIDENTIAL MANNER.



                              Exchange           Contact
Name of Security     Symbol   Location   Time    Person
-----------------    -------  ---------  -----   ------

NONE AT THIS TIME



     While all Stonebridge policies are important, any violation of this policy will be considered extremely grave and will most likely result in immediate termination of employment and possible referral to the U.S. Department of Justice and the SEC with full cooperation by this firm in any action that may be brought.


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EXHIBIT A

                            STONEBRIDGE ADVISORS LLC
                          CODE OF ETHICS CERTIFICATION

      I, ___________________________, hereby certify that I have received, read, and understand the Stonebridge Advisors LLC Code of Ethics. Furthermore, I certify that I have complied with its provisions during the preceding year.




______________________                     __________________
Signature                                          Date


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EXHIBIT B

                            STONEBRIDGE ADVISORS LLC
                    ACCESS PERSON SECURITIES HOLDING REPORT

[INSERT NAME OF ACCESS PERSON]:
PLEASE CHECK THE BOX FOR EACH ITEM THAT APPLIES TO YOU:

        [_] I hereby certify that as of _________________, I had a beneficial ownership interest in the following securities not held in a brokerage account. (Attach page if additional space is needed.)

Issuer   Ticker/CUSIP    Type of Security    # of Shares/Principal Amt
------   ------------    ----------------    -------------------------
         Market Value
         ------------
        [_] I hereby certify that as of _________________, I had a beneficial ownership interest in the following brokerage accounts.

[INSERT LIST OF ACCESS PERSON'S BROKERAGE ACCOUNTS]

        [_] I hereby certify that as of __________________, I have provided duplicate copies of all account statements for the above-listed brokerage accounts to the Chief Compliance Officer.

        [_] I hereby certify that as of __________________, I had a beneficial interest in no securities or brokerage accounts.


______________________________________     __________________
Signature                                                   Date

EXHIBIT C

                            STONEBRIDGE ADVISORS LLC
              OUTSIDE EMPLOYMENT OR OTHER ACTIVITIES CERTIFICATION

     Each Access Person of Stonebridge is required to receive preapproval from their immediate supervisor as well as the Chief Compliance Officer for any outside employment or other activities whether or not compensation is received as defined in Section VI of this manual (Outside Employment or Other Activities).

PLEASE CHECK THE BOX THAT APPLIES TO YOU:

        [_] I hereby certify that as of _________________, I am not engaged in any outside employment or other activities as defined in Section VI above.

         OR

        [_] I hereby certify that as of _________________, I am engaged in the following outside employment or other activities for which I have received prior written approval from my immediate supervisor as well as the Chief Compliance Officer. (Attach page if additional space is needed.)

Name of Organization        Nature of Business       Position Held
--------------------        ------------------       -------------



______________________      __________________
Signature                   Date

EXHIBIT D

                            STONEBRIDGE ADVISORS LLC
                GIFTS, REBATES, CONTRIBUTIONS OR OTHER PAYMENTS
                                 CERTIFICATION

     Each Access Person of Stonebridge is required to receive preapproval from the Chief Compliance Officer for any gifts and/or contributions as defined in
Section VII of this manual (Gifts, Rebates, Contributions or Other Payments).

PLEASE CHECK THE BOX THAT APPLIES TO YOU:

        [_] I hereby certify that for the one year period ended December 31, 2011; I have not received any gifts or rebates in connection with any business conducted on behalf of Stonebridge or made any contributions as described in
Section VII above.

         OR

        [_] I hereby certify that for the one year period ended December 31, 2011; I have reported to and received approval from the Chief Compliance Officer for the gifts/rebates that I have received in connection with business conducted on behalf of Stonebridge and any contributions that I have made as described in
Section VII above.








______________________            __________________
Signature                                  Date